Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-170729, 333-107444, 333-97771, 333-56027, 33-27086, 2-90488 and 33-44624) of Donaldson Company, Inc. of our report dated November 9, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
November 09, 2015

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